Exhibit 15.2

9/F, Office Tower C1, Oriental Plaza, 1 East Chang An Ave., Dongcheng District

Beijing 100738, PRC

Tel: +86 10 8525 5500 Fax: +86 10 8525 5511 / 8525 5522

Beijing · Shanghai · Shenzhen · Haikou · Wuhan · Hong Kong

www.hankunlaw.com

April 25, 2023

Hello Group Inc. (the “Company”)

20th Floor, Block B

Tower 2, Wangjing SOHO

No.1 Futongdong Street

Chaoyang District, Beijing 100102

People’s Republic of China

Ladies and Gentlemen:

We have acted as legal advisors as to the laws of the People’s Republic of China to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the fiscal year ended December 31, 2022 and any amendments thereto (the “Annual Report”). We hereby consent to the use and reference to our name and our opinions and views in the Annual Report, and further consent to the incorporation by reference of the summaries of our opinions in the Annual Report into the Company’s registration statement on Form S-8 (File No. 333-201769) dated January 30, 2015, pertaining to the Company’s Amended and Stated 2012 Share Incentive Plan and 2014 Share Incentive Plan, the registration statement on Form S-8 (File No. 333-215366) dated December 30, 2016, pertaining to the Company’s 2014 Share Incentive Plan, the registration statement on Form S-8 (File No. 333-229226) dated January 14, 2019, pertaining to the Company’s 2014 Share Incentive Plan, and the registration statement on Form S-8 (File No. 333-255177) dated April 12, 2021, pertaining to the Company’s 2014 Share Incentive Plan, and the registration statement on Form F-3 (No. 333-266950) dated August 18, 2022.

We further consent to the filing of this letter as an exhibit to the Annual Report.

Sincerely yours,

/s/ Han Kun Law Offices
Han Kun Law Offices